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JACKSONVILLE         MILWAUKEE, WISCONSIN 53202-5367               SAN FRANCISCO
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                              WRITER'S DIRECT LINE
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EMAIL ADDRESS                                               CLIENT/MATTER NUMBER
rteigen@foleylaw.com                                                 012156/0101

                                November 30, 1998


Reynolds Funds, Inc.
Wood Island, Third Floor
80 East Sir Francis Drake Boulevard
Larkspur, California  94939

Gentlemen:

          We have acted as counsel for Reynolds Funds, Inc. in connection with the preparation of an amendment to your Registration Statement on Form N-1A relating to the sale by you of an indefinite amount of Reynolds Funds, Inc. Common Stock (such Common Stock being hereinafter referred to as the "Stock") in the manner set forth in the Amended Registration Statement to which reference is made. In this connection we have examined: (a) the Amended Registration
Statement on Form N-1A; (b) your Articles of Incorporation and Bylaws, as amended to date; (c) corporate proceedings relative to the authorization for issuance of the Stock; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

          Based upon the foregoing, we are of the opinion that the shares of Stock when sold as contemplated in the Amended Registration Statement will be legally issued, fully paid and nonassessable

          We hereby consent to the use of this opinion as an exhibit to the Form N-1A Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                                     Very truly yours,

                                                     /s/ Foley & Lardner

                                                     Foley & Lardner